Exhibit 99.1

Super League Reports Third Quarter 2025 Financial Results

~ Pivotal Financial Turnaround Completed, Fortifying the Foundation for Renewed Operational Momentum ~

~ Strongest Balance Sheet in Several Years, Powered by $20 Million Private Placement and Zero Debt ~

~ Continued Revenue Diversification and Lean Cost Structure Driving Clear Path to Profitability and Growth ~

SANTA MONICA, CA—November 13, 2025 —(GLOBE NEWSWIRE) -- Super League (Nasdaq: SLE) (the “Company”), a leader in playable media trusted by global brands to reach and activate gaming audiences through playable ads and gamified content, today released third quarter 2025 financial results.

Super League Chief Executive Officer, Matt Edelman Commented:

“Our third quarter and the initial weeks of October represented a pivotal moment for Super League, a new beginning punctuated by decisive financial, operational, and strategic achievements. We executed a series of capital and balance-sheet transactions that strengthened our financial foundation and eliminated legacy overhangs, culminating in the restoration of full Nasdaq compliance across all listing requirements. These steps, combined with partnerships set to open access to new revenue channels, supported by rigorous cost controls within our simplified capital structure, have positioned Super League to pursue disciplined, sustainable growth into 2026 and beyond.

At the same time, we continue to do what we do best, activate playable media campaigns with leading global brands such as Google, Panda Express, Lionsgate, Bazooka Brands and more, highlighting the value of interactive brand storytelling within mobile games and massive immersive platforms such as Roblox and Fortnite. We create opportunities for deep engagement with 190 million US consumers across these channels by harnessing the cultural influence and proven psychology of play.

We view play as one of the most powerful forms of human expression – a state of discovery, imagination, connection, and accomplishment. With 85% of the total online population playing video games, appealing to a consumer’s love of play is the future of advertising engagement. Our custom and scalable solutions reside in the heart of this cultural shift, empowering brands to achieve key marketing objectives through interactive content that transforms passive audiences into active customers.

Financially, we maintained strict cost discipline, decreasing non-cash operating expenses by 29% year over year. Our Q3 gross margins remained strong at 45%, up from 39% a year ago. While Q3 revenues declined to $2.4 million, we narrowed our operating losses by 23% on a cash basis compared to Q3 2024. Mobile ad revenue held steady at 15% of total revenue, while Roblox campaigns represented 42% of revenue, down from 57% of our revenue in 2024 - a result of purposeful diversification efforts. We also made tangible progress toward our goal of achieving Adjusted EBITDA profitability, now supported by an efficient cost structure, stronger balance sheet, and a reinvigorated partner pipeline.

Achieving profitability and increasing shareholder value remains our highest priority. We recognize that profitability is the foundation for growth and innovation. With the disciplined execution we’ve demonstrated recently and the new beginning now in place, we are confident in our ability to deliver that result.

Looking forward, with opportunity for growth through multiple revenue engines, our path to outsized growth extends beyond gaming media. Through the backing from Evo Fund, the lead investor who committed $10 million in our private placement, we are exploring strategies within the digital asset economy. This convergence of gaming, media, and digital assets represents a massive frontier, and Super League is uniquely positioned to lead it.

With the capital round and corporate restructuring now behind us, we can channel the same intensity and focus into scaling operations by recapturing our revenue and partnership momentum, pursuing new avenues for business acceleration such as accretive M&A, including the possibility of building an owned and operated asset base of significance. These opportunities are only possible now because of our strong cash position.

We enter the final quarter of 2025 poised for resurgence with unwavering conviction, a fundamentally transformed balance sheet, and a team inspired by the long-term opportunity to make Super League a consequential company. We believe that our disciplined execution and expanding ecosystem will translate into meaningful, sustainable value creation for our shareholders.”

The Company will host a webinar at 5:00 p.m. Eastern Time today, November 13, 2025, to discuss financial results, provide a corporate update and end with a question-and-answer session. To participate, please use the following information.

Super League Third Quarter 2025 Earnings Webinar

Date:	November 13, 2025

Time:	5:00 pm Eastern Time

Dial-in:	1-877-407-0779

International Dial-in:	1-201-389-0914

Webinar:	Register Here

A replay will be available within 24 hours after the webinar and can be accessed here or on the Company’s investor relations website at https://ir.superleague.com/.

For any questions related to the Company’s third quarter 2025 financial results, please contact SLE@mzgroup.us.

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The company creates moments that matter by placing brands directly in the path of play through playable ads and gamified content across mobile, web, CTV, social, and the world’s largest immersive gaming platforms. Powered by proprietary technologies, an award-winning development studio, and a vast network of native creators, Super League enables brands to stand out culturally, inspire loyalty, and drive measurable impact in today’s attention-driven economy. For more information, visit superleague.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding the private placement, including expected proceeds, Super League’s ability to maintain compliance with the Listing Rules of the Nasdaq Capital Market, statements regarding expected operating results and financial performance (including the Company’s commitment to and ability to achieve Adjusted EBITDA-positive results in Q4), strategic transactions and partnerships, and capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to adequately utilize the funds received recent financings; the Company’s ability to execute on cost reduction initiatives and strategic transactions; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; the Company’s ability to maintain compliance with Nasdaq Capital Market continued listing standards; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED BALANCE SHEETS

(In U.S. dollars, rounded to the nearest thousands)

	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,061,000	$1,310,000
Accounts receivable	1,918,000	3,766,000
Prepaid expenses and other current assets	1,487,000	677,000
Total current assets	4,466,000	5,753,000

Property and Equipment, net	11,000	24,000
Intangible and Other Assets, net	2,361,000	4,070,000
Goodwill	1,864,000	1,864,000
Total assets	$8,702,000	$11,711,000

Liabilities
Accounts payable and accrued expense	$5,454,000	$5,282,000
Accrued contingent consideration	39,000	138,000
Promissory note - contingent consideration	-	1,735,000
Contract liabilities	813,000	50,000
Notes payable and accrued interest	3,304,000	3,240,000
Total current liabilities	9,610,000	10,445,000
Deferred taxes	161,000	161,000
Warrant liability	936,000	935,000
Total liabilities	10,707,000	11,541,000

Stockholders’ Equity
Preferred Stock	4,000	-
Common Stock	78,000	94,000
Additional paid-in capital	271,518,000	270,111,000
Accumulated deficit	(273,605,000)	(270,035,000)
Total stockholders’ equity (deficit)	(2,005,000)	170,000
Total liabilities and stockholders’ equity	$8,702,000	$11,711,000

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

REVENUE	$2,423,000	$4,431,000	$8,142,000	$12,756,000
COST OF REVENUE	(1,343,000)	(2,706,000)	(4,557,000)	(7,653,000)

GROSS PROFIT	1,080,000	1,725,000	3,585,000	5,103,000

OPERATING EXPENSE
Selling, marketing and advertising	1,699,000	2,397,000	6,198,000	7,306,000
Engineering, technology and development	667,000	914,000	2,290,000	3,405,000
General and administrative	1,765,000	1,935,000	4,938,000	6,558,000
Contingent consideration	-	(68,000)	(14,000)	(15,000)
TOTAL OPERATING EXPENSE	4,131,000	5,178,000	13,412,000	17,254,000

NET OPERATING LOSS	(3,051,000)	(3,453,000)	(9,827,000)	(12,151,000)

OTHER INCOME (EXPENSE)
Gain on sale of intangible assets	-	-	343,000	144,000
Interest expense, including change in fair value of promissory notes carried at fair value	(1,010,000)	(45,000)	(2,231,000)	(82,000)
Loss on extinguishment of liability - contingent consideration	(161,000)	(336,000)	(161,000)	(336,000)
Change in fair value of warrant liability	1,073,000	198,000	1,934,000	1,104,000
Other	(413,000)	4,000	(633,000)	(26,000)
TOTAL OTHER INCOME (EXPENSE), NET	(511,000)	(179,000)	(748,000)	804,000

LOSS BEFORE INCOME TAXES	(3,562,000)	(3,632,000)	(10,575,000)	(11,347,000)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(3,562,000)	$(3,632,000)	$(10,575,000)	$(11,347,000)

Net loss attributable to common stockholders - basic and diluted
Basic net loss per common share	$3.25	$(21.47)	$(4.96)	$(80.10)
Diluted net loss per common share	$(2.65)	$(21.47)	$(4.96)	$(80.10)
Weighted-average number of shares outstanding, basic	1,090,129	248,007	719,639	182,738
Weighted-average number of shares outstanding, diluted	1,561,806	248,007	719,639	182,738

SUPER LEAGUE ENTERPRISE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

(In U.S. dollars, rounded to the nearest thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

GAAP net loss	$(3,562,000)	$(3,632,000)	$(10,575,000)	$(11,347,000)
Add back:
Non-cash stock compensation	613,000	356,000	1,372,207	986,000
Non-cash amortization of intangibles	513,000	610,000	1,593,344	1,896,000
Other	(316,000)	140,000	(882,000)	(132,000)
Proforma net loss	$(2,752,000)	$(2,526,000)	$(8,491,449)	$(8,597,000)

Pro forma non-GAAP net earnings (loss) per common share — basic and diluted	$(2.52)	$(10.19)	$(11.80)	$(47.05)
Non-GAAP weighted-average shares — basic and diluted	1,090,129	248,007	719,639	182,738

SUPER LEAGUE ENTERPRISE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In U.S. dollars, rounded to the nearest thousands)

	Nine Months Ended
	September 30,
	2025	2024

Operating Activities
Net loss	$(10,575,000)	$(11,347,000)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,607,000	1,953,000
Stock-based compensation	1,372,000	986,000
Loss on extinguishment of liability – contingent consideration	161,000	336,000
Change in fair value of warrant liability	(1,934,000)	(1,104,000)
Change in fair value of contingent consideration	-	(158,000)
Change in fair value of debt at fair value	924,000	-
Gain on sale of intangible assets	-	(144,000)
Debt Issuance costs	554,000
Fair value of noncash legal settlement and other noncash charges	-	794,000
Changes in assets and liabilities
Accounts Receivable	1,040,000	3,772,000
Prepaid Expense and Other Assets	(319,000)	263,000
Accounts payable and accrued expense	(398,000)	(3,309,000)
Accrued contingent consideration	-	(17,000)
Contract liabilities	763,000	(185,000)
Net Cash Used in Operating Activities	(6,805,000)	(8,160,000)

Investing Activities
Proceeds from sale of Minehut and Mineville Assets	1,158,000	-
Purchase of property and equipment	-	(23,000)
Capitalization of software development costs	(200,000)	(434,000)
Acquisition of other intangibles	(35,000)	-
Net Cash Provided by Investing Activities	923,000	(457,000)

Financing Activities
Proceeds from issuance of preferred stock, net	-	2,129,000
Proceeds from issuance of common stock, net of issuance costs	1,945,000	-
Proceeds from the issuance of promissory notes, net of issuance costs	7,607,000	-
Payments on promissory notes	(3,768,000)	-
Accounts receivable facility advances	429,000	1,033,000
Payments on accounts receivable facility	(453,000)	(1,833,000)
Other	(127,000)	(32,000)
Net Cash Provided by Financing Activities	5,633,000	1,297,000

Net Increase (Decrease) in Cash and Cash Equivalents	(249,000)	(7,320,000)
Cash and Cash Equivalents at Beginning of the Period	1,310,000	7,609,000
Cash and Cash Equivalents at End of the Period	$1,061,000	$289,000